EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-162455 and 333-172580 on Form S-8 of our report dated August 26, 2015, relating to the consolidated financial statements of Globe Specialty Metals, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2015.

 /s/ DELOITTE & TOUCHE LLP

Miami, Florida
August 26, 2015